Exhibit 99.1

EXECUTION VERSION

NOMINATION AGREEMENT

This Nomination Agreement (this “Agreement”) dated September 28, 2015 is by and among the persons and entities listed on Schedule A (collectively, the “ValueAct Group”, and individually a “member” of the ValueAct Group), Twenty-First Century Fox, Inc. (the “Company”) and Jeffrey W. Ubben, in his individual capacity and as a member of the ValueAct Group (the “ValueAct Designee”).

WHEREAS, the ValueAct Group currently beneficially owns 47,326,334 shares of the Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”), which represented approximately 5.9% of the issued and outstanding shares of Class B Common Stock based upon the Company’s Form 10-K for the annual period ending on June 30, 2015;

WHEREAS, the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and the Company’s Board of Directors (the “Board”) have considered the qualifications of the ValueAct Designee, and have conducted such review as they have deemed appropriate, including as to reviewing materials provided by the ValueAct Designee and the ValueAct Group;

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Nomination of ValueAct Designee.

(a) The Company shall include the ValueAct Designee as a nominee to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”).

(b) In consideration of the ValueAct Designee’s nomination for election as a director of the Company at the 2015 Annual Meeting, the ValueAct Group, including the ValueAct Designee, agrees to provide to the Company information required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information as reasonably requested by the Company from time to time with respect to the ValueAct Group and the ValueAct Designee.

(c) The ValueAct Designee agrees that, at all times while serving as a member of the Board, he will (i) meet all director independence and other standards of the Company, the NASDAQ Global Select Market (“NASDAQ”) and the Securities and Exchange Commission (“SEC”) and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Rule 10A-3; and (ii) be qualified to serve as a director under the Delaware General Corporation

Law (the “DGCL”) (the “Conditions”). The ValueAct Designee will promptly advise the Nominating Committee in writing if he ceases to satisfy any of the Conditions.

(d) At all times while serving as a member of the Board, the ValueAct Designee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all Board members, including the Company’s Statement of Corporate Governance, Standards of Business Conduct, Political Activities Policy, securities trading policies, anti-hedging and anti-pledging policies, Regulation FD-related policies, director confidentiality policies and other corporate governance and compliance policies, and (except as permitted by the Confidentiality Agreement (as defined below)) preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company.

(e) If, from the date hereof to the date of the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”), a vacancy on the Board is created as a result of the ValueAct Designee’s death or disability (as defined below), then the Company (acting through the Board) and the ValueAct Group shall work together with in good faith to fill such vacancy or replace such nominee with an individual who (A) meets the Conditions; (B) is otherwise mutually acceptable (in each of their sole and absolute discretion) to the ValueAct Group and the Company; and (C) agrees to be bound in writing by all obligations that are applicable to the ValueAct Designee hereunder, and thereafter such individual shall serve and/or be nominated and shall considered to be the “ValueAct Designee” under this Agreement.

(f) Notwithstanding anything to the contrary in this Agreement, the Company’s obligations hereunder shall terminate immediately, and, if the ValueAct Designee has joined the Board, the ValueAct Designee shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his written resignation to the Board (which shall provide for his immediate resignation) it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation) if: (i) members of the ValueAct Group, collectively, cease to beneficially own at least 5.0% of the Class B Common Stock; (ii) the ValueAct Designee ceases to satisfy the conditions set forth in clauses (b) – (d) above and such failure to satisfy the conditions has not been cured within 30 days of such failure, if capable of being cured; (iii) a member of the ValueAct Group, including the ValueAct Designee, otherwise ceases to comply or breaches any of the terms of this Agreement or the Confidentiality Agreement and such breach or failure to comply has not been cured within 30 days of such breach, if capable of being cured; (iv) the employment of the ValueAct Designee with the ValueAct Group has ceased for any reason. The provisions of Section 1(e) must be complied with before the provisions of this Section 1(f) shall take effect in the case of the death or disability of the ValueAct Designee. The ValueAct Group agrees to cause the ValueAct Designee to resign from the Board if the ValueAct Designee fails to resign if and when requested pursuant to this clause (f). The percentage threshold set forth in this Section 1(f) shall be deemed satisfied notwithstanding a failure to maintain such ownership threshold if, and to the extent that, such failure results solely from share issuances or similar Company actions that increase the number of outstanding shares of Class B Common Stock without the taking of any action by any member of the ValueAct Group.

2. Certain Other Matters.

(a) Each member of the ValueAct Group agrees that, during the Standstill Period (as defined below), (unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including the ValueAct Designee), it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) (collectively and individually, the “ValueAct Affiliates,” provided that no portfolio company of the ValueAct Group shall be deemed a “ValueAct Affiliate” so long as such portfolio company (A) has not had discussions with the ValueAct Group regarding taking any of the restricted matters set forth in this Section 2(a) regarding the Company, (B) has not received confidential information from the ValueAct Group or the ValueAct Designee concerning the Company or its business, and (C) is not acting at the request of, in coordination with or on behalf of the ValueAct Group or the ValueAct Designee), not to, directly or indirectly, in any manner, alone or in concert with others:

(i) (A) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) or consents to vote or advise, encourage or influence any person with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting or voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement), (B) make or be a proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) or (C) initiate, encourage or participate in any “withhold” or similar campaign, directly or indirectly;

(ii) form, join, encourage, influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not ValueAct Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(iii) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in the

ValueAct Group (together with the ValueAct Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in (x) 7.0% or more of Class B Common Stock outstanding at such time or (y) 7.0% or more of Class A Common Stock outstanding at such time; provided, that, nothing herein will require Class B Common Stock or Class A Common Stock to be sold to the extent the ValueAct Group and the ValueAct Affiliates, collectively, exceed the ownership limit under this paragraph as the result of a share repurchase or similar Company actions that reduces the number of outstanding shares of Class B Common Stock or Class A Common Stock, as applicable;

(iv) sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by the ValueAct Group or any ValueAct Affiliate to any person or entity not a (A) party to this agreement, (B) member of the Board, (C) officer of the Company or (D) a ValueAct Affiliate (a “Third Party”) that would knowingly result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Class B Common Stock outstanding at such time or more than 4.9% of the shares of Class A Common Stock outstanding at such time, except in a transaction approved by the Board;

(v) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or frustrate or seek to frustrate any Extraordinary Transaction proposed or endorsed by the Company, or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the (x) tender (or action not to tender) by the ValueAct Group or a ValueAct Affiliate of any securities of the Company into any tender or exchange offer or (y) vote by the ValueAct Group or a ValueAct Affiliate of any securities of the Company with respect to any Extraordinary Transaction;

(vi) engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;

(vii) (A) call or seek to call any meeting of stockholders, including by written consent, (B) seek representation on, or nominate any candidate to, the Board, except as set forth herein, (C) seek the removal of any member of the

Board, (D) solicit consents from stockholders or otherwise act or seek to act by written consent, (E) conduct a referendum of stockholders or (F) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;

(viii) take any action in support of or make any proposal or request that constitutes: (A) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (B) any material change in the capitalization, stock repurchase programs and practices, capital or asset allocation programs and practices or dividend policy of the Company; (C) any other material change in the Company’s management, business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or the by-laws, or other actions, that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(ix) make any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages or causes to be disparaged, the Company, any of the Company’s Affiliates, or any of the Company’s past, present or future officers or directors appointed during the term of this Agreement;

(x) other than litigation to enforce the provisions of this Agreement or to enforce the indemnity obligations of the Company to its directors, institute, solicit or assist or join as a party (or threaten to institute, solicit, assist or join as a party), any action, complaint, litigation, arbitration, or similar proceeding against or to which the Company, its Affiliates or any of their respective past, present or future directors, officers or employees appointed during the terms of this agreement (including derivative actions) is a party;

(xi) make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(xii) enter into any discussions, negotiations, agreements or understandings with any Third Party to take any action with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing; or

(xiii) request, directly or indirectly, any amendment or waiver of the foregoing.

The foregoing provisions of this Section 2(a) shall not be deemed to prohibit the ValueAct Group or its directors, officers, partners, employees, members or agents (acting in such capacity) (“Representatives”) from communicating privately with, or from privately requesting a waiver of any of the foregoing provisions of this Section 2(a) from, the Company’s directors or officers, so long as such communications or requests are not intended to, and would not reasonably be expected to, require any public disclosure of such communications or requests. Each member of the ValueAct Group further agrees that the foregoing provisions shall apply, mutatis mutandis, with respect to (x) any and all of the Company’s subsidiaries and (y) any and all other entities in which the Company, directly or indirectly, beneficially owns at least 20% of the outstanding capital stock, in each case to the same extent as such provisions apply with respect to the Company.

(b) The ValueAct Group acknowledges that the ValueAct Designee shall have all of the obligations, including fiduciary duties to the Company and its stockholders, of a director under applicable law and the Company’s organizational documents while the ValueAct Designee is serving on the Board. Notwithstanding the foregoing, nothing in this Section 2(b) shall limit any actions that may be taken by the ValueAct Designee acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company (it being understood and agreed that the ValueAct Group and the ValueAct Affiliates shall not seek to do indirectly through the ValueAct Designee anything that would be prohibited if done by the ValueAct Group or the ValueAct Affiliates).

For purposes of this Agreement: (i) the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; (ii) the term “disability” as applicable to any individual shall mean that such individual is, or would reasonably be expected to be, unable to function as a member of the Board for a period of the greater of (x) 30 consecutive days and (y) two consecutive board meetings; and (iii) the term “Standstill Period” means the period commencing on the date hereof and ending at 12:01 a.m. on the day following the earliest of (A) the date of the 2016 Annual Meeting, (B) the date that is 90 days after the death or disability of the ValueAct Designee (or the last to be appointed ValueAct Designee in circumstances in which a replacement ValueAct Designee has been appointed in accordance with Section 1(e)); and (C) the date that is 30 days following the date that the Company materially breaches its obligations under Sections 1(a) or 1(e) of this Agreement, provided that such breach has not been cured prior to the expiration of such 30 day period.

3. Representations of the Company. The Company represents and warrants to the ValueAct Group as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

4. Representations and Covenants of the ValueAct Group. The ValueAct Group, jointly and severally, represent and warrant to the Company as follows: (i) each member of the ValueAct Group is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly and validly authorized, executed and delivered by each member of the ValueAct Group, constitutes a valid and binding obligation and agreement of each member of the ValueAct Group and is enforceable against each member of the ValueAct Group in accordance with its terms; (iii) the ValueAct Group, together with the ValueAct Affiliates, beneficially owns, directly or indirectly, an aggregate of 47,326,334 shares of Class B Common Stock and no shares of Class A Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by the ValueAct Group and the ValueAct Affiliates or in which the ValueAct Group or the ValueAct Affiliates have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise; and (iv) as of the date of this Agreement, the ValueAct Designee satisfies all of the Conditions and the obligations of the ValueAct Designee set forth in Section 1(c).

5. Termination.

(a) This Agreement is effective as of the date hereof and shall remain in full force and effect until the earlier of (i) the mutual written agreement of the ValueAct Group and the Company and (ii) the day following the final day of the Standstill Period.

(b) The provisions of Section 1(c), Section 1(d), Section 1(f)(ii), this Section 5(b), Sections 7 through 16 (and, for the avoidance of doubt, the Confidentiality Agreement) shall survive the termination of this Agreement. No termination pursuant to Section 5(a) shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.

6. Public Announcement.

(a) The Company shall file promptly a Form 8-K (the “Form 8-K”) reporting entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto.

(b) ValueAct Group shall promptly, but in no case prior to the date of the filing of the Form 8-K by the Company pursuant to Section 6(a) hereof, prepare and file an amendment (the “13D Amendment”) to their Schedule 13D with respect to the Company filed with the SEC on May 8, 2015, as amended on June 5, 2015 and as subsequently amended, reporting the entry into this agreement and amending the applicable items to conform to the obligations hereunder.

(c) The parties shall mutually agree to a summary description of this Agreement which shall be used to describe this Agreement in both the Company’s Form 8-K and the ValueAct Group’s 13D Amendment. The ValueAct Group and ValueAct Affiliates shall provide the Company with reasonable opportunity to review and comment upon the 13D Amendment prior to filing, and shall consider in good faith any changes proposed by the Company.

(d) The Company shall promptly issue a press release to be mutually agreed with the ValueAct Group in connection with this Agreement.

(e) None of the ValueAct Group, the ValueAct Affiliates or the ValueAct Designee shall (i) issue a press release in connection with this Agreement or the actions contemplated hereby or (ii) except as contemplated by Section 6(d), otherwise make any public statement, disclosure or announcement with respect to this Agreement or the actions contemplated hereby, other than as mutually agreed to by the Company and the ValueAct Group.

7. Confidentiality Agreement. The parties hereto hereby agree that, notwithstanding any other provision of this Agreement to the contrary, the ValueAct Group may be provided confidential information in accordance with and subject to the terms of the Confidentiality Agreement in the form attached hereto as Exhibit B (the “Confidentiality Agreement”), which Confidentiality Agreement shall become effective as of September 28, 2015.

8. Compensation. The ValueAct Designee shall participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate. The Company acknowledges that pursuant to the ValueAct Group’s policies, cash, equity awards and other property received by the ValueAct Designee are held by such person for the benefit of certain members of the ValueAct Group. The Company agrees that it will seek board or appropriate committee approval of all stock-based awards made to the ValueAct Designee for service as a director to the same extent sought for other Company directors for the purpose of making the grant of such awards exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, to the extent such exemption is applicable and available. Without limiting the foregoing, the Company also acknowledges that as a result of the ValueAct Designee’s service on the Board, members of the ValueAct Group may be considered directors of the Company by deputization under applicable interpretations of Section 16 of the Exchange Act.

9. Miscellaneous. The parties agree that irreparable damage could occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage may not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the federal or state courts of the State of Delaware and to require the resignation of the ValueAct Designee from the Board following a material breach by ValueAct Designee and/or the ValueAct Group of its or their respective obligations under this Agreement, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of such federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than such federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 12 hereof or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO ANY CONFLICT OR CHOICE OF LAW PRINCIPLES THAT MAY RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10. Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

11. Entire Agreement; Amendment. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection, or (b) if given by e-mail, when such e-mail is transmitted to the e-mail address set forth below and the appropriate confirmation is received:

if to the Company:	Twenty-First Century Fox, Inc. 1211 Avenue of the Americas New York, New York 10036 Attention: General Counsel

if to the ValueAct Group:	ValueAct Capital Management, L.P. One Letterman Drive, Building D, 4th Floor San Francisco, CA 94129 Attention: General Counsel

13. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

14. Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

15. No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

16. Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova
Name: Janet Nova
Title: EVP and Deputy Group General Counsel

[Signature Page to Nomination Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

VOLPE VELOX, L.P.
By: VOLPE VELOX, LLC, its general partner

By:	/s/ Jeffrey W. Ubben
Name: Jeffrey W. Ubben
Title: Managing Member

VOLPE VELOX, LLC

By:	/s/ Jeffrey W. Ubben
Name: Jeffrey W. Ubben
Title: Managing Member

/s/ Jeffrey W. Ubben
JEFFREY W. UBBEN

VALUEACT CAPITAL MASTER FUND, L.P.
By: VA Partners I, LLC, its general partner

By:	/s/ Bradley E. Singer
Name: Bradley E. Singer
Title: Chief Operating Officer

VA PARTNERS I, LLC

By:	/s/ Bradley E. Singer
Name: Bradley E. Singer
Title: Chief Operating Officer

[Signature Page to Nomination Agreement]

VALUEACT CAPITAL MANAGEMENT, L.P.
By: ValueAct Capital Management, LLC, its general partner

By:	/s/ Bradley E. Singer
Name: Bradley E. Singer
Title: Chief Operating Officer

VALUEACT CAPITAL MANAGEMENT, LLC

By:	/s/ Bradley E. Singer
Name: Bradley E. Singer
Title: Chief Operating Officer

VALUEACT HOLDINGS, L.P.
By: ValueAct Holdings GP, LLC, its general partner

By:	/s/ Bradley E. Singer
Name: Bradley E. Singer
Title: Chief Operating Officer

VALUEACT HOLDINGS GP, LLC

By:	/s/ Bradley E. Singer
Name: Bradley E. Singer
Title: Chief Operating Officer

[Signature Page to Nomination Agreement]

Schedule A

Members of ValueAct Group

VOLPE VELOX, L.P.

VOLPE VELOX, LLC

JEFFREY W. UBBEN

VALUEACT CAPITAL MASTER FUND, L.P.

VA PARTNERS I, LLC

VALUEACT CAPITAL MANAGEMENT, L.P.

VALUEACT CAPITAL MANAGEMENT, LLC

VALUEACT HOLDINGS, L.P.

VALUEACT HOLDINGS GP, LLC